EXHIBIT 5.01

July 31, 2000



Cellegy Pharmaceuticals, Inc.
349 Oyster Point Blvd., Suite 200
South San Francisco, CA  94080

Gentlemen/Ladies:

         At your request, we have examined the Registration Statement on Form S-8 (the "Registration Statement") to be filed by Cellegy Pharmaceuticals, Inc., a California corporation (the "Company"), with the Securities and Exchange Commission (the "Commission") on or about August 1, 2000 in connection with the registration under the Securities Act of 1933, as amended, of an additional
1,000,000 shares of the Company's Common Stock subject to issuance by the Company upon the exercise of stock options granted under the Company's 1995 Equity Incentive Plan (the "Incentive Plan"), and an additional 100,000 shares of Common Stock subject to issuance by the Company upon the exercise of stock options granted under the Company's 1995 Directors' Stock Option Plan (the "Directors Plan") (collectively, the "Stock"). In rendering this opinion, we have examined the following:

         (1) the Company's Amended and Restated Articles of Incorporation, certified by the California Secretary of State on August 29, 1995, and the Certificate of Determination, as amended, relating to the Series A Preferred Stock;

         (2) the Company's Bylaws, certified by the Company's Secretary on July 31, 2000;

         (3) the Registration Statement, together with the Exhibits filed as a part thereof or incorporated therein by reference;

         (4) the Prospectus prepared in connection with the Registration Statement;

         (5) the minutes of meetings and actions by written consent of the shareholders and Board of Directors that are contained in the Company's minute books that are in our possession;

         (6) the stock records you have provided to us including records of stock options, warrants and any other rights to purchase shares of your capital stock, and other securities issued by you, and a verbal confirmation from your transfer agent regarding the current number of your issued and outstanding shares; and

         (7) a Management Certificate addressed to us and dated of even date herewith executed by the Company containing certain factual and other representations.

         In our examination of documents for purposes of this opinion, we have assumed, and express no opinion as to, the genuineness of all signatures on original documents, the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies, the legal capacity of all persons or entities executing the same, the lack of any undisclosed termination, modification, waiver or amendment to any document reviewed by us and the due authorization, execution and delivery of all documents where due authorization, execution and delivery are prerequisites to the effectiveness thereof.

         As to matters of fact relevant to this opinion, we have relied solely upon our examination of the documents referred to above and have assumed the current accuracy and completeness of the information obtained from public officials, records and documents referred to above. We have made no independent investigation or other attempt to verify the accuracy of any of such information or to determine the
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existence or  non-existence of any other factual  matters;  however,  we are not aware of any facts that would cause us to believe that the opinion expressed herein is not accurate.

         We are admitted to practice law in the State of California, and we render this opinion only with respect to, and express no opinion herein with concerning the application or effect of the laws of any jurisdiction other than, the existing laws of the Untied States of America and, of the State of California.

         Based on the foregoing, it is our opinion that the additional 1,000,000 shares of Stock that may be issued and sold by the Company upon the exercise of stock options granted under the Incentive Plan, and the additional 100,000 shares of Stock that may be issued and sold by the Company upon the exercise of stock options granted under the Directors' Plan, when issued, sold and delivered in accordance with the Incentive Plan or Directors' Plan (as applicable) and stock option agreements to be entered into thereunder and in the manner and for the consideration stated in the Registration Statement and the relevant prospectus, will be validly issued, fully paid and nonassessable.

         We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us, if any, in the Registration Statement, the Prospectus constituting a part thereof and any amendments thereto. This opinion speaks only as of its date and we assume no obligation to update this opinion should circumstances change after the date hereof. This opinion is intended solely for your use in connection with issuance and sale of shares subject to the Registration Statement and is not to be relied upon for any other purpose.

                                                     Very truly yours,

                                                     FENWICK & WEST LLP

                                                     By:  /s/ C. Kevin Kelso
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